 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-284343
PROSPECTUS SUPPLEMENT
(To Prospectus dated January 29, 2025)
Arqit Quantum Inc.
48,561 Ordinary Shares

We are offering pursuant to this prospectus supplement and the accompanying prospectus up to an aggregate of 48,561 of our ordinary shares, $0.0025 par value each (the “Ordinary Shares”) in satisfaction of payment to Deutsche Bank AG, London Branch for services rendered.
Our Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “ARQQ”. On September 12, 2025, the last reported sales price of our Ordinary Shares was $33.71 per share.
We are a “foreign private issuer,” and an “emerging growth company” each as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements. See the section entitled “Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.
Investing in our Ordinary Shares involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 6 of the accompanying prospectus, and under similar headings in any amendment or supplements to this prospectus supplement or the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about September 16, 2025.
The date of this prospectus supplement is September 15, 2025.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part, the prospectus supplement, including the documents incorporated by reference therein, describes the specific terms of this offering and certain matters relating to us. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. The accompanying prospectus was filed as part of a registration statement on Form F-3 with the Securities and Exchange Commission, or the SEC, on January 29, 2025, as part of a “shelf” registration process. Under the shelf registration process, we may sell our Ordinary Shares in one or more offerings. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to read carefully this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying our Ordinary Shares being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.
We have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Before you invest in our Ordinary Shares, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under the section entitled “Documents Incorporated by Reference.”
Except as expressly stated or the context otherwise requires, the terms “Arqit,” “the Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our” and “ours” refer to Arqit Quantum Inc.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated in it by reference contain forward- looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.
Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus supplement, the documents incorporated by reference in this prospectus supplement, and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, level of activity, performance or achievements to differ materially from any future results, level of activity, performance or achievements that may be expressed or implied by the forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

S-iii

SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in our ordinary shares.
COMPANY OVERVIEW
Arqit is a cybersecurity company that supplies a unique symmetric key agreement encryption software service which makes the communications links of any networked device, cloud machine or data at rest secure against both current and future forms of attack on encryption — even from a quantum computer. The Arqit SKA-PlatformTM, uses a lightweight software agent that allows end point devices to create encryption keys locally in partnership with any number of other devices. The keys are computationally secure and facilitate “Zero Trust Network Access”. It can create limitless volumes of keys with any group size and refresh rate and can regulate the secure entrance and exit of a device in a group. The agent is lightweight and will thus run on the smallest of end point devices. The product sits within a growing portfolio of granted patents. It also works in a standards compliant manner which does not oblige customers to make a disruptive rip and replace of their technology.
CORPORATE INFORMATION
Our principal office and place of business is located at 1st Floor, 3 Orchard Place, London, SW1H 0BF, United Kingdom and our telephone number is +44 203 91 70155. Our website address is https://arqit.uk. The information contained on our website or available through our website does not constitute part of this prospectus. Our registered agent in the United States is Arqit Inc., whose address is 1209 Orange Street, Wilmington, DE 19801.
IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY AND A FOREIGN
PRIVATE ISSUER
Emerging Growth Company
Arqit is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, it is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Additionally, to the extent that Arqit ceases to be a foreign private issuer, its emerging growth company status would allow it to include reduced disclosure obligations regarding executive compensation in its periodic reports and to be exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find Arqit’s securities less attractive as a result, there may be a less active trading market for Arqit’s securities and the prices of Arqit’s securities may be more volatile.
Arqit will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the business combination (i.e. September 3, 2026), (b) in which it has total annual gross revenues of at least $1.235 billion, or (c) in which it is deemed to be a large accelerated filer, which means the market value of its ordinary shares that are held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which it has issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
Foreign Private Issuer
Arqit is a “foreign private issuer” under United States Securities and Exchange Commission (“SEC”) rules. Consequently, Arqit is subject to the reporting requirements under the Exchange Act applicable to foreign private issuers. Arqit will be required to file its annual reports on Form 20-F, and will furnish reports on Form 6-K to the SEC regarding certain information that is distributed or required to be distributed by Arqit to its shareholders.
Based on its foreign private issuer status, Arqit will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as a U.S. company whose securities are registered under the Exchange Act. Arqit will also not be required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. In addition, among other matters, Arqit officers, directors and principal shareholders will be exempt from the reporting and “short- swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Ordinary Shares.

THE OFFERING
Ordinary Shares to be issued by us
48,561 shares.
Ordinary Shares outstanding immediately after this
issuance
15,292,167 shares.
Use of proceeds
We will not receive any proceeds from the issuance of our Ordinary Shares in this issuance since such Ordinary Shares will be issued in partial satisfaction of payment to a service provider for advisory services rendered, however the issuance will decrease our accounts payable balance. See the section entitled “Use of Proceeds.”
Exchange listing
Our Ordinary Shares are listed on The Nasdaq Capital Market under the symbol “ARQQ”.
Risk factors
Investing in our ordinary shares involves risks. See the section entitled “Risk Factors” on page S-4 of this prospectus supplement, page 6 of the accompanying prospectus and in the documents that we have incorporated by reference and the other information included in this prospectus supplement for a discussion of factors you should consider before deciding to invest in our ordinary shares.
The number of Ordinary Shares that will be outstanding after this issuance is based on 15,243,606 Ordinary Shares outstanding as of September 12, 2025, and excludes, as of such date, Ordinary Shares issuable upon the vesting of outstanding restricted share units, Ordinary Shares reserved for future issuance under our 2021 Incentive Award Plan and Ordinary Shares issuable upon the exercise of our outstanding warrants.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider all risk factors set forth in reports we file with the SEC and incorporated by reference into the accompanying prospectus, as well as all of the other information in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus, including in our most recent annual report on Form 20-F. Our business, prospects, financial condition, or operating results could be harmed by any of the risks described, as well as other risks not known to us or that we currently deem immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Please also read carefully the section titled “Cautionary Note About Forward-Looking Statements.”
Risks Related to our Ordinary Shares and this Issuance
This issuance may cause the trading price of our Ordinary Shares to decrease.
The number of Ordinary Shares we propose to issue and ultimately will issue if this issuance is completed, may result in an immediate decrease in the market price of our Ordinary Shares. This decrease may continue after the completion of this offering.
Future sales of substantial amounts of our Ordinary Shares, or the possibility that such sales could occur, could adversely affect the market price of our Ordinary Shares.
In order to raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell Ordinary Shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing Ordinary Shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Ordinary Shares, or securities convertible or exchangeable into Ordinary Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering. The Company’s Registration Statement on Form F-3 (File No. 333-284343) registers the issuance by the Company of up to a maximum aggregate offering price of $150,000,000 of our ordinary shares, preference shares, debt securities and/or warrants from time to time in one or more offerings, and the offering, issuance and sale by the Company of up to a maximum aggregate offering price of $75,000,000 of the registrant’s ordinary shares that may be issued and sold from time to time under an At The Market Offering Agreement, dated January 17, 2025, with H.C. Wainwright & Co., LLC, as sales agent. In addition, the resale, or expected or potential resale, of a substantial number of shares of our Ordinary Shares in the public market, including the Ordinary Shares registered in this registration statement, could occur at any time. For example, the Company’s Registration Statement on Form F-3 (File No. 333-259982) registers for resale up to 2,049,713 Ordinary Shares on behalf of the selling securityholders named therein. Such sales, or the perception that such sales could occur, could adversely affect the market price for our Ordinary Shares and make it more difficult for you to sell your holdings at times and prices that you determine are appropriate.

USE OF PROCEEDS
We will not receive any proceeds from the issuance of our Ordinary Shares in this offering since they will be issued in partial satisfaction of payment to a service provider for advisory services rendered with an aggregate value of $1,500,000, however the issuance will decrease our accounts payable balance.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our Ordinary Shares. We currently intend to retain our future earnings, if any, to finance the growth and development of our business and do not expect to pay any cash dividends in the foreseeable future. As a result, the success of an investment in our Ordinary Shares will depend entirely upon any future appreciation. There is no guarantee that our Ordinary Shares will appreciate in value or even maintain the price at which our shareholders purchased their shares.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
We are offering our Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus.
Our authorized share capital consists of 37,520,000 ordinary shares, $0.0025 par value each, of which 15,243,606 Ordinary Shares were issued and outstanding as of September 12, 2025, as well as 2,480,000 preference shares, $0.0025 par value each, of which none were issued and outstanding as of September 12, 2025. The Company currently has only one class of issued Ordinary Shares, which have identical rights in all respects and rank equally with one another. All of our outstanding ordinary shares will be validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and do not have any preemptive rights.
Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “ARQQ.”
A description of our equity securities can be found in “Description of Securities,” filed as exhibit 2.10 to the Company’s annual report on Form 20-F filed with the SEC on December 5, 2024 and incorporated by reference herein.

PLAN OF DISTRIBUTION
The Ordinary Shares offered hereby will be issued directly by us. We have entered into an agreement regarding the Ordinary Shares offered pursuant to this issuance directly with Deutsche Bank Securities Inc. and Deutsche Bank AG, London Branch. Deutsche Bank AG, London Branch may be deemed to be an underwriter in connection with any resales of the Ordinary Shares, which may be resold in market transactions (including coverage of short positions) on any national security exchange on which our Ordinary Shares are traded or any other existing trading market for our Ordinary Share, in privately negotiated transactions or any other method permitted by applicable law. We have agreed to indemnify Deutsche Bank Securities Inc. and Deutsche Bank AG, London Branch against liabilities, including liabilities under the Securities Act, relating to the registration of the Shares issued pursuant to this prospectus.
We expect to deliver the Ordinary Shares being offered pursuant to this prospectus supplement on or about September 16, 2025.
We estimate our total expenses associated with this offering will be approximately $50,000. We will not incur any placement agent or underwriting fees in connection with this offering.
Each of Deutsche Bank Securities Inc. and Deutsche Bank AG, London Branch and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Each of Deutsche Bank Securities Inc. and Deutsche Bank AG, London Branch and their affiliates have, from time to time, provided, and may in the future provide various investment banking and other financial services for us and our affiliates, for which services they have received, and may in the future receive, customary fees.
In the ordinary course of its various business activities, each of Deutsche Bank Securities Inc. and Deutsche Bank AG, London Branch and their affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Each of Deutsche Bank Securities Inc. and Deutsche Bank AG, London Branch and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

LEGAL MATTERS
The validity of the securities offered by this prospectus supplement will be passed upon for us by Maples and Calder (Cayman) LLP. Certain legal matters will be passed upon for us by White & Case LLP.

EXPERTS
The consolidated financial statements of Arqit Quantum Inc. as of September 30, 2024, 2023 and 2022 appearing in Arqit Quantum Inc.’s Annual Report on Form 20-F for the fiscal year ended September 30, 2024, as filed with the SEC on December 5, 2024, have been audited by PKF Littlejohn LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement with the SEC under the Securities Act that registers the offer and sale of the securities covered by this prospectus supplement. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.
We make available free of charge on or through our website, https://arqit.uk, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):
•
the Company’s annual report on Form 20-F filed with the SEC on December 5, 2024;

•
the description of the securities contained in Exhibit 2.10 to the Company’s annual report on Form 20-F filed with the SEC on December 5, 2024;

•
the Company’s reports on Form 6-K, filed with the SEC on April 4, 2025 and September 11, 2025; and

•
exhibits 99.2 and 99.3 to the Company’s report on Form 6-K, filed with the SEC on May 22, 2025.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.
Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
Notwithstanding the foregoing, no information is incorporated by reference in this prospectus supplement or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus supplement.
You can obtain free of charge a copy of any documents that are incorporated by reference in this prospectus supplement at no cost, by writing or telephoning us at:
Arqit Quantum Inc.
1st Floor, 3 Orchard Place
London SW1H 0BF, United Kingdom
Tel: +44 203 91 70155

PROSPECTUS
Arqit Quantum Inc.
$150,000,000
Ordinary Shares
Preference Shares
Debt Securities
Warrants
Arqit Quantum Inc. (“Arqit,” “the Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our” and “ours”) may offer and sell up to $150,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which they will be offered. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.
Our ordinary shares and warrants are listed on The Nasdaq Capital Market under the symbols “ARQQ” and “ARQQW,” respectively. On January 27, 2025, the last reported sales price of our ordinary shares was $25.52 per share and the last reported sales price of our publicly traded warrants was $2.90 per warrant.
We are a “foreign private issuer,” and an “emerging growth company” each as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements. See the section entitled “Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus, and under similar headings in any amendment or supplements to this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 29, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time and in one or more offerings. Each time we sell securities described herein, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the section entitled “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, or in any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on its respective cover page and that any information incorporated by reference into any of the foregoing is accurate only as of the date of such document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside of the United States: We have not done anything that would permit offerings under this prospectus, or possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, the distribution of this prospectus outside of the United States.
Unless the context otherwise requires, (“Arqit,” “the Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our” and “ours”) and similar terms refer to Arqit Quantum Inc. and its subsidiaries on a consolidated basis.
The terms “dollar” and “$” refer to U.S. dollars, the lawful currency of the United States.

INDUSTRY AND MARKET DATA
In this prospectus and the documents incorporated by reference in this prospectus, we present industry data, information and statistics regarding the markets in which the Company competes as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with the Company’s own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and the Company’s management’s judgment where information is not publicly available.
Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus or any document incorporated by reference into this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated in it by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.
Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption “Risk Factors” and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus, and other publicly available sources. Such factors and many other factors beyond the control of our management could cause our actual results, level of activity, performance or achievements to differ materially from any future results, level of activity, performance or achievements that may be expressed or implied by the forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward- looking statements.

COMPANY OVERVIEW
Arqit supplies a unique encryption software service which makes the communications links of any networked device, cloud machine or data at rest secure against current and future forms of cyber attack on encryption — even from a quantum computer. Compatible with NSA CSfC Components and meeting the demands of NSA CSfC Symmetric Key Management Requirements Annexe 1.2. and RFC 8784, Arqit’s Symmetric Key Agreement Platform uses a lightweight software agent that allows end point devices to create encryption keys locally in partnership with any number of other devices. The keys are computationally secure and facilitate Zero Trust Network Access. It can create limitless volumes of keys with any group size and refresh rate and can regulate the secure entrance and exit of a device in a group. The agent is lightweight and will thus run on the smallest of end point devices. The product sits within a growing portfolio of granted patents. It also works in a standards compliant manner which does not oblige customers to make a disruptive rip and replace of their technology.
CORPORATE INFORMATION
Our registered office and principal place of business is located at 3 Orchard Place, London SW1H 0BF, United Kingdom and our telephone number is +44 203 91 70155. Our website address is https://arqit.uk. The information contained on our website or available through our website does not constitute part of this prospectus. Our registered agent in the United States is Arqit Inc., whose address is 1209 Orange Street, Wilmington, DE 19801.
IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY AND A FOREIGN PRIVATE ISSUER
Emerging Growth Company
Arqit is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, it is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). Additionally, to the extent that Arqit ceases to become a foreign private issuer, emerging growth company status would allow it to include reduced disclosure obligations regarding executive compensation in its periodic reports and to be exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find Arqit’s securities less attractive as a result, there may be a less active trading market for Arqit’s securities and the prices of Arqit’s securities may be more volatile.
Arqit will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which it has total annual gross revenues of at least $1.235 billion, or (c) in which it is deemed to be a large accelerated filer, which means the market value of its ordinary shares that are held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which it has issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
Foreign Private Issuer
Arqit is a “foreign private issuer” under SEC rules. Consequently, Arqit is subject to the reporting requirements under the Exchange Act, applicable to foreign private issuers. Arqit will be required to file its annual reports on Form 20-F, and will furnish reports on Form 6-K to the SEC regarding certain information that is distributed or required to be distributed by Arqit to its shareholders.
Based on its foreign private issuer status, Arqit will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as a U.S. company whose securities are registered under the Exchange Act. Arqit will also not be required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. In addition, among other matters, Arqit officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Ordinary Shares.

RISK FACTORS
An investment in any securities described in this prospectus involves a high degree of risk. Before making an investment decision, you should carefully consider all risk factors set forth in any applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent annual report on Form 20-F or any updates in our current reports on Form 6-K, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future or by information in the applicable prospectus supplement. See “Where You Can Find More Information.” Our business, prospects, financial condition, or operating results could be harmed by any of the risks described, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of any of the securities described in this prospectus could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

OFFER STATISTICS AND EXPECTED TIMETABLE
We may sell from time to time pursuant to this prospectus (as may be detailed in an applicable prospectus supplement) an indeterminate number of securities as shall have a maximum aggregate offering price of $150 million. The actual price per share of the ordinary shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”
USE OF PROCEEDS
Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds we receive from the sale of securities offered hereunder for general corporate purposes, which may include working capital, capital expenditures, investments and the financing of possible acquisitions. Additional information relating thereto may be set forth in any applicable prospectus supplement.

DESCRIPTION OF SECURITIES
The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.
We may sell from time to time, in one or more offerings, ordinary shares, preference shares, debt securities and warrants comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $150 million.
DESCRIPTION OF EQUITY SECURITIES
Our authorized share capital consists of 37,520,000 ordinary shares, $0.0025 par value each, of which 12,746,713 ordinary shares were issued and outstanding as of January 27, 2025, as well as 2,480,000 preference shares, $0.0025 par value each, of which none were issued and outstanding as of January 27, 2025. The Company currently has only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. All of our outstanding ordinary shares will be validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.
A description of our equity securities can be found in “Description of Securities,” filed as exhibit 2.10 to the Company’s annual report on Form 20-F filed with the SEC on December 5, 2024 and incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities together with other securities or separately. The debt securities may be secured or unsecured, may be senior, senior subordinated or subordinated, and may be convertible or exchangeable into shares of our ordinary shares. The debt securities will be issued under an indenture between us and a trustee identified in the applicable prospectus supplement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The executed indenture will be incorporated by reference from a report on Form 6-K. We encourage you to read the indenture, which will govern your rights as a holder of debt securities. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended.
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
The applicable prospectus supplement, including any applicable pricing supplement, will set forth, to the extent required, the following terms of each series of debt securities in respect of which the prospectus supplement is delivered:
•
the title of the series;

•
the aggregate principal amount;

•
the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•
any limit on the aggregate principal amount;

•
the date or dates on which principal is payable;

•
the interest rate or rates (which may be fixed or variable) and, if applicable, the method used to determine such rate or rates;

•
the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•
the place or places where principal and, if applicable, premium and interest is payable;

•
the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•
the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

•
whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

•
the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•
the currency of denomination;

•
the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•
the provisions, if any, relating to any collateral provided for such debt securities;

•
any events of default;

•
the terms and conditions, if any, for conversion into or exchange for our ordinary shares;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

•
the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections and general tax considerations relating to the debt securities and the foreign currency or currencies (or foreign currency unit or units) in the applicable prospectus supplement.
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued and exercised;

•
the currency or currencies in which the price of such warrants will be payable;

•
the securities purchasable upon exercise of such warrants;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
any material Cayman Islands and U.S. federal income tax consequences;

•
the anti-dilution provisions of the warrants, if any; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

PLAN OF DISTRIBUTION
We may sell the securities in one or more of the following ways (or in any combination) from time to time:
•
through underwriters or dealers;

•
directly to a limited number of purchasers or to a single purchaser;

•
through agents; or

•
through any other method permitted by applicable law and described in the applicable prospectus supplement.

The distribution of our securities may be carried out, from time to time, in one or more transactions, including:
•
block transactions and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•
ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•
sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•
sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•
the name or names of any underwriters, dealers or agents;

•
the method of distribution;

•
the public offering price or purchase price and the proceeds to us from that sale;

•
the expenses of the offering;

•
any discounts to be allowed or paid to the underwriters, dealers or agents;

•
all other items constituting underwriting compensation and the discounts to be allowed or paid to dealers, if any; and

•
any other information regarding the distribution of the securities that we believe to be material.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may, from time to time, authorize agents acting on a best or reasonable efforts basis as our agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts or concessions from the underwriters and commissions from the purchasers for whom they may act as agent.
Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short- covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES
The Company has been advised by Maples and Calder (Cayman) LLP, its Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize, or enforce against the Company, judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against the Company predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands court. The Cayman Islands court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. We understand that the Cayman Islands court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.
Anti-Money Laundering — Cayman Islands
If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise. If the Company was determined by the Cayman Islands authorities to be in violation of the Proceeds of Crime Act (As Revised), the Terrorism Act (As Revised) or the Cayman Anti-Money Laundering Regulations, the Company could be subject to substantial criminal penalties and/or administrative fines.
Data Protection — Cayman Islands
We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPL”) based on internationally accepted principles of data privacy.

Privacy Notice
Introduction
This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the DPL (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.
Investor Data
We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.
In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPL, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to us.
We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.
Who this Affects
If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.
How the Company May Use a Shareholder’s Personal Data
The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:
•
where this is necessary for the performance of our rights and obligations under any purchase agreements;

•
where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

•
where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.
Why We May Transfer Your Personal Data
In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary

Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.
We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.
The Data Protection Measures We Take
Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPL.
We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.
We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

EXPENSES
The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.
Expense	Estimated Amount
SEC registration fee		$22,965
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous costs		*
Total	$	*

*
To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

LEGAL MATTERS
Maples and Calder (Cayman) LLP will pass upon the validity of the securities being registered hereby and certain other legal matters in connection with the registration of such securities. White & Case LLP will pass certain matters of New York law for us in connection with the registration of certain securities being registered hereby. Additional legal matters may be passed upon for us and any underwriter that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Arqit Quantum Inc. as of September 30, 2024, 2023 and 2022 appearing in Arqit Quantum Inc.’s Annual Report on Form 20-F for the fiscal year ended September 30, 2024, as filed with the SEC on December 5, 2024, have been audited by PKF Littlejohn LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
Available Information
We are subject to the information requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and disclosure furnished under cover of Form 6-K. The SEC maintains a website (www.sec.gov) that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. We also maintain a website (https://arqit.uk), from which you can access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.
As a foreign private issuer, we are exempt under the Exchange Act from rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):
•
the Company’s annual report on Form 20-F filed with the SEC on December 5, 2024;

•
the Company’s current report on Form 6-K filed with the SEC on December 19, 2024; and

•
the description of the securities contained in exhibit 2.10 to the Company’s annual report on Form 20-F filed with the SEC on December 5, 2024.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement hereto.

Arqit Quantum Inc.
48,561 Ordinary Shares

PROSPECTUS SUPPLEMENT

September 15, 2025